UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2026, HF Foods Group Inc. (“HF Foods” or the “Company”), its wholly-owned subsidiary, B&R Global Holdings, Inc. (“B&R Global”), and certain of the wholly-owned subsidiaries and affiliates of the Company (collectively with the Company, the “Borrowers”), as borrowers, and certain material subsidiaries of the Company as guarantors, entered into a Joinder and Amendment No. 5 (the “Fifth Amendment”) to the Third Amended and Restated Credit Agreement (the "Existing Credit Agreement") (together the "Amended Credit Agreement") with JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, and certain lender parties thereto, including Wells Fargo Bank, N.A. and Fifth Third Bank, N.A.. The Fifth Amendment amends the Company’s Existing Credit Agreement, dated as of March 31, 2022 as amended. The Existing Credit Agreement allows the Company access to a $125 million asset-secured revolving credit facility (the “Facility”). The Fifth Amendment revises the Existing Credit Agreement to, among other things, (a) extend the maturity date of the Facility to the earlier of March 31, 2031 or certain other dates subject to conditions specified in the Amended Credit Agreement; (b) amends interest rates to be based upon the 1 month SOFR plus a fixed spread based upon the daily Availability of the Aggregate Revolving Commitment; and (c) adds HF Atlanta, LLC as a new loan party. Certain capitalized terms not defined herein refer to the definitions given to them in the Amended Credit Agreement.

The terms of the Existing Credit Agreement were previously reported in the Company’s Report on Form 8-K filed March 31, 2022, and those disclosures are incorporated by reference in this Current Report on Form 8-K. The terms of the Amendment No. 4 to Third Amended and Restated Credit Agreement were previously reported in the Company's Report on Form 8-K filed February 18, 2025, and those disclosures are incorporated by reference in this Current Report on Form 8-K.

Neither the Company nor any of its affiliates has any material relationship with any of the other parties to the Amended Credit Agreement, except for (i) the Company’s previous credit facilities, with respect to which certain of the other parties to the Amended Credit Agreement (and their respective affiliates) were lenders and (ii) commercial banking, investment banking, underwriting, trust and other financial advisory services provided (or to be provided) to the Company and its subsidiaries by certain of the lenders under the Amended Credit Agreement (and their respective affiliates), for which they have received (or will receive) customary fees and expenses.

The foregoing terms and description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Joinder and Amendment No. 5 to the Third Amended and Restated Credit Agreement, dated as of March 30, 2026*†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(5)of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

†Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because they are both (i) not material to investors and (ii) the type of information that the Company customarily and actually treats as private or confidential, and have been marked with ‘‘[***]’’ to indicate where omissions have been made. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: April 3, 2026	/s/ Paul McGarry
Paul McGarry
Chief Financial Officer